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                                                                    Exhibit 5(a)

                                                                January 17, 1996


Textron Inc.                                     40 Westminster Street
                                                 Providence, Rhode Island  02903
                                                 (401) 421-2800

Textron Capital I
Textron Capital II
Textron Capital III
Textron Finance, L.P.
c/o Textron Inc.
40 Westminster Street
Providence, Rhode Island  02903

                  Re:   Textron Inc;
                        Textron Capital I;
                        Textron Capital II;
                        Textron Capital III;
                        Textron Finance, L.P.
                        Registration Statement on Form S-3
                        (Registration No. 33-63227)
                        ----------------------------------

Ladies and Gentlemen:


        I am Assistant General Counsel-Corporate and Assistant Secretary of Textron Inc., a corporation organized under the laws of the State of Delaware (the "Company"). I have acted as counsel to Textron Capital I, Textron Capital II and Textron Capital III (each, a "Textron Trust" and, together, the "Textron Trusts"), each a statutory business trust formed under the laws of the State of Delaware, Textron Finance, L.P. (the "Textron Partnership"), a limited partnership formed under the laws of the State of Delaware, and the Company in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 33-63227), filed by the Company, the Textron Trusts and the Textron Partnership with the Securities and Exchange Commission (the "Commission") on October 5, 1995 under

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Textron Inc.
January 17, 1996
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the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto, filed with the Commission on October 26, 1995, and Amendment No. 2 thereto, filed with the Commission on January 16, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), in connection with the public offering of the unsecured senior debt securities (the "Senior Debt Securities"), the unsecured subordinated debt securities (the "Subordinated Debt Securities") and the unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities"), in each case of the Company (each a "Debt Security" and, collectively, the "Debt Securities"), the preferred securities (the "Trust Preferred Securities") of each of the Textron Trusts, the preferred securities (the "Partnership Preferred Securities") of the Textron Partnership, the respective guarantees by the Company for the benefit of the holders of the Trust Preferred Securities (each a "Trust Guarantee" and, collectively, the "Trust Guarantees") and the guarantee by the Company for the benefit of the holders of the Partnership Preferred Securities (the "Partnership Guarantee").


         The Senior Debt Securities may be issued under an Indenture, dated as of April 15, 1987, between the Company and Chemical Bank (as successor to Manufacturers Hanover Trust Company), as trustee (the "Senior Debt Trustee"), as supplemented by the First Supplemental Senior Indenture, dated as of March 15, 1988, and the Second Supplemental Senior Indenture to be entered into by the Company and the Senior Debt Trustee (as so supplemented, the "Senior Debt Indenture").

         The Subordinated Debt Securities may be issued under an Indenture, dated as of May 1, 1985, between the Company and The Chase Manhattan Bank, N.A., as trustee (the "Subordinated Debt Trustee"), as supplemented by the First Supplemental Subordinated Indenture, dated as of December 18, 1986, and the Second Supplemental Subordinated Indenture to be entered into by the Company and the
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Textron Inc.
January 17, 1996
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Subordinated Debt Trustee (as so supplemented, the "Subordinated Debt
Indenture").


         The Junior Subordinated Debt Securities may be issued under an Indenture (the "Junior Subordinated Debt Indenture") to be entered into by the Company and The Chase Manhattan Bank, N.A., as trustee (the "Junior Subordinated Debt Trustee").


        The Trust Preferred Securities of each Textron Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of such Textron Trust (each, a "Declaration" and collectively, the "Declarations"), each such Declaration being among the Company, as sponsor and as the issuer of certain debentures to be held by the institutional trustee, The Chase Manhattan Bank, N.A., as the institutional trustee (the "Institutional Trustee"), The Chase Manhattan Bank (USA), as Delaware trustee (the "Delaware Trustee"), and Richard
A. Watson and Gregory E. Hudson, as regular trustees (together, the "Regular Trustees").


        The Partnership Preferred Securities are to be issued pursuant to the Amended and Restated Agreement of Limited Partnership of the Textron Partnership (the "Partnership Agreement"), between the Company, as general partner (the "General Partner"), and Textron Holdings, Inc., a wholly owned subsidiary of the Company, as the initial limited partner.


         The Trust Guarantees relate to the payment of periodic cash distributions and payments on liquidation, redemption or otherwise, with respect to each of the Trust Preferred Securities. The Chase Manhattan Bank, N.A. will act as indenture trustee under each Trust Guarantee (the "Trust Guarantee Trustee").


         The Partnership Guarantee relates to the payment of periodic cash distributions and payments on liquidation, redemption or otherwise, with respect to the Partnership Preferred Securities. The Chase Manhattan Bank, N.A. will act as indenture trustee under the Partnership Guarantee (the "Partnership Guarantee Trustee").


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Textron Inc.
January 17, 1996
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        This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.



        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust of each of the Textron Trusts (the "Certificates of Trust") filed with the Secretary of State of the State of Delaware on October 4, 1995 and included as exhibits to the Registration Statement; (ii) the form of the Declaration of each of the Textron Trusts (including the designations of the terms of the Trust Preferred Securities of such Textron Trust annexed thereto) included as an exhibit to the Registration Statement; (iii) the form of the Trust Preferred Securities of each of the Textron Trusts included as an exhibit to the Registration Statement; (iv) the certificate of limited partnership (the "Certificate of Limited Partnership") of the Textron Partnership filed with the Secretary of State of the State of Delaware on October 4, 1995 and included as an exhibit to the Registration Statement; (v) the form of the Partnership Agreement of the Textron Partnership included as an exhibit to the Registration Statement; (vi) the form of the Partnership Preferred Securities included as an exhibit to the Registration Statement; (vii) the form of Prospectus Supplement ("Prospectus Supplement") relating to the Trust Preferred Securities included as an exhibit to the Registration Statement; (viii) the respective forms of the Debt Securities included as exhibits to the Registration Statement; (ix) the forms of the Senior Debt Indenture, the Subordinated Debt Indenture and the Junior Subordinated Debt Indenture (collectively, the "Debt Securities Indentures") included as exhibits to the Registration Statement; and (x) the respective forms of the Trust Guarantees and Partnership Guarantee included as exhibits to the Registration Statement. I have also examined the originals or copies, certified or otherwise identified to my satisfaction, of the corporate charter and by-laws, each as currently in effect, of the Company, pertinent resolutions of the Company's board of directors and committees thereof and all such other records of the


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Textron Inc.
January 17, 1996
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Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.


        In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, the Textron Trusts and the Textron Partnership, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the Declaration of each Textron Trust and the Partnership Agreement, when executed, will be executed in substantially the form reviewed by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Textron Trusts, the Textron Partnership and others.

        I am admitted to the bar in the States of New York and Rhode Island, and I express no opinion as to the laws of any jurisdiction other than such states, the laws of the United States of America to the extent specifically referred to herein and the General Corporation Law of the State of Delaware.

         Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, I am of the opinion that:
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Textron Inc.
January 17, 1996
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         1.   Each of the Senior Debt Securities, the Subordinated Debt
Securities, and the Junior Subordinated Debt Securities, when (a) the Registration Statement has become effective under the Act, (b) their respective Debt Securities Indentures have been duly authorized, executed and delivered,
(c) the respective terms of the Debt Securities and of their issuance and sale have been duly established in conformity with their respective Debt Securities Indentures so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (d) the Debt Securities have been duly executed, delivered, authenticated and issued in accordance with their respective Debt Securities Indentures and paid for and sold as contemplated in the Prospectus Supplement, will be valid and binding obligations of the Company, entitled to the benefits of their respective Indentures and enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         2. The Trust Guarantees, when (a) the Registration Statement has become effective under the Act, (b) the Trust Preferred Securities to which the respective Trust Guarantee relates have been established in conformity with the applicable Declaration so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon such Textron Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Textron Trust, and (c) such Trust Guarantees have been duly executed and delivered by the Company and the Trust Guarantee Trustee and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankrupt-
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Textron Inc.
January 17, 1996
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cy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors's rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. The Partnership Guarantee, when (a) the Registration Statement has become effective under the Act, (b) the Partnership Preferred Securities to which the Partnership Guarantee relates have been established in conformity with the Partnership Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Textron Partnership and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Textron Partnership, and (c) such Partnership Guarantee has been duly executed and delivered by the Company and the Partnership Guarantee Trustee and does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors's rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without my prior written consent. I hereby consent to the filing of this opinion with the Commission as Exhibit 5(a) to the Registration Statement. I also hereby consent to the use of my name under the heading "Legal Matters" in the Prospectus Supplement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise
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Textron Inc.
January 17, 1996
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expressly stated and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                       Very truly yours,

                                       /s/ Michael D. Cahn


                                       Michael D. Cahn
                                       Assistant General Counsel-Corporate
                                       and Assistant Secretary